EXHIBIT 99.1

SoundBite Communications Reports Third Quarter 2010 Financial Results

Revenues of $9.7 Million; Mobile Use by Clients Continues to Grow

BEDFORD, Mass., Nov. 3, 2010 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the third quarter, 2010. Third quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $9.7 million, a decrease of 7% compared to the same quarter in 2009. On a GAAP basis, net loss per share was $0.07 in the third quarter versus a net loss per share of $0.04 in the same quarter of 2009. On a non-GAAP basis, after excluding non-cash stock compensation expense and amortization of intangibles, net loss per share was $0.05 in the third quarter compared to a net loss per share of $0.02 in the same quarter in 2009.

"SoundBite continues to make progress in our strategic growth areas of global growth, mobile momentum and hosted predictive dialer despite the economic headwinds we face. During the quarter, we launched our hosted Predictive Dialer Offering, saw an acceleration of activity in the interactive mobile space, and are beginning to see our UK business start to ramp," stated Jim Milton, president and CEO of SoundBite Communications.

Milton continued, "On the financial front, the revenue ramp was still slower than we anticipated. Despite revenue results at the low end of our forecasted revenue guidance, our other key financial metrics were at the mid-point or higher of our guided range."

Highlights of the Quarter

  Announced the addition of predictive dialing functionality to enhance customer contact strategies. The new hosted predictive dialing solutions allow collections agencies and large consumer-facing organizations to select the most effective contact strategy required to achieve their business objectives.
  Selected by Barclaycard UK and one other major European financial services provider to deliver proactive customer communications and ramping two European reseller relationships. The Company also established a wholly-owned subsidiary, SoundBite Communications UK, Limited, to meet the growing demand for its proactive customer communications solutions in Europe.
  Ranked #1 for customer satisfaction in Ovum's Proactive Customer Communications report. The report cites that SoundBite is both highly recognized and highly regarded by clients as a provider of hosted proactive customer communications.  The Company achieved industry-leading results in both end-user sentiment scores and in technological assessment scores including product strategy, features and functionality, data integration, reliability and scalability.

Quarterly Results

GAAP Results

Gross margin for the third quarter of 2010 was 59.3% versus 59.8% in the third quarter of 2009.  Operating expenses were $7.0 million in the third quarter of 2010 and as a percentage of revenues were 71.5% versus 66.5% in the year-earlier period.

Net loss was $1.2 million for the third quarter of 2010 versus a net loss of $689,000 in the third quarter of 2009. Net loss per share for the third quarter of 2010 was $0.07, versus a net loss per share of $0.04 in the same quarter of 2009.

Net loss in the third quarter of 2010 included stock-based compensation expense of $343,000 and amortization of intangible assets of $14,000. Net loss in the third quarter of 2009 included stock-based compensation expense of $287,000 and, amortization of intangibles of $29,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Non-GAAP Results

Third quarter 2010 non-GAAP net loss per share was $0.05, compared to a non-GAAP net loss per share of $0.02 for the same period in 2009. Non-GAAP net loss computations exclude stock compensation expense and amortization. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow, calculated as cash flow from operating activities, less payments of contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment, the third quarter resulted in a negative free cash flow of approximately $32,000.

Fourth Quarter and Full Year Guidance

Based on information available as of November 3, 2010, SoundBite is issuing guidance for the fourth quarter and full year 2010 as follows:

For the fourth quarter of 2010, SoundBite currently projects revenues in the range of $9.8 million to $10.4 million and gross margin in the range of 60% to 61%. Operating expenses are expected to be approximately $6.6 million. The projection for GAAP operating loss is in the range of $100,000 to $500,000, and on a per share basis $0.00 to a net loss of $0.03 for the fourth quarter of 2010.

The non-GAAP operating projections are for an operating loss of $150,000 to operating income of $250,000, or a non-GAAP net loss per share of $0.01 to earnings per share of $0.01. Non-GAAP per share estimates exclude the effects of estimated stock-based compensation expense of approximately $350,000 and amortization of intangibles of $25,000 associated with the Company's acquisition of Mobile Collect and assumes a basic weighted share count of approximately 16.4 million shares for the fourth quarter of 2010. SoundBite expects capital expenditures to be approximately $400,000 and depreciation expense to be approximately $400,000.

For the full year 2010, SoundBite projects revenues in the range of $39.1 million to $39.7 million. On a full year basis, it estimates that gross margin will be in the range of 59% to 60%. Operating expenses are expected to be approximately $28.0 million. The projection for full year 2010 GAAP operating loss is in the range of $3.9 million to $4.3 million, with a GAAP net loss per share range of $0.24 to $0.26.

On a non-GAAP basis, full year operating loss is projected to be $2.4 million to $2.8 million, with non-GAAP net loss per share in the range of $0.15 to $0.17. Non-GAAP net loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $1.4 million and amortization of intangibles of $75,000 associated with the Company's acquisition of Mobile Collect and assumes a basic weighted share count of approximately 16.4 million shares for the full year 2010. SoundBite expects capital expenditures to be approximately $1.7 million and depreciation expense to be approximately $1.9 million.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 888-350-0137 and internationally at +1-970-315-0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on November 5, 2010 and can be accessed by dialing 800-642-1687 for domestic callers and +1-706-645-9291 for international callers and entering passcode 17064148.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net loss per share reconciliation adjusts the GAAP net loss per share to exclude stock compensation expense, amortization, impairment of goodwill, and severance expense. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price related to our Mobile Collect acquisition, investments in capitalized software and purchases of property and equipment.  SoundBite believes the presentation of these non-GAAP financial measure enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP, and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Fourth Quarter and Full Year 2010 Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$ 9,723	$ 10,457	$ 29,347	$ 29,574
Cost of revenues (1)	3,961	4,202	11,908	11,740
Gross profit	5,762	6,255	17,439	17,834
Operating expenses:
Research and development (1)	1,519	1,420	4,536	4,186
Sales and marketing (1)	3,740	3,704	11,037	10,875
General and administrative (1)	1,693	1,831	5,233	6,045
Impairment of goodwill	0	0	0	121
Total operating expenses	6,952	6,955	20,806	21,227
Operating loss	(1,190)	(700)	(3,367)	(3,393)
Other income:
Interest and other income	7	11	11	66
Net loss	$ (1,183)	$ (689)	$ (3,356)	$ (3,327)

Net loss per common share:
Basic and diluted	$ (0.07)	$ (0.04)	$ (0.21)	$ (0.21)
Weighted average common shares outstanding:
Basic and diluted	16,359,705	16,128,593	16,334,603	15,844,296

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Cost of revenues	$ 11	$ 8	$ 31	$ 21
Research and development	64	30	180	76
Sales and marketing	123	123	355	327
General and administrative	145	126	450	356
	$ 343	$ 287	$ 1,016	$ 780

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$ 35,172	$ 36,322
Accounts receivable, net of allowance for doubtful accounts of $197 at September 30, 2010 and $152 at December 31, 2009	6,547	6,878
Prepaid expenses and other current assets	1,047	1,344
Total current assets	42,766	44,544
Property and equipment, net	2,577	2,789
Intangible assets, net	518	79
Goodwill	599	213
Other assets	182	129
Total assets	$ 46,642	$ 47,754

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,794	$ 973
Accrued expenses	3,613	3,212
Total current liabilities	5,407	4,185

Non-current liabilities:
Other liabilities	461	537
Total liabilities	5,868	4,722

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,564,455 and 16,506,730 shares issued at September 30, 2010 and December 31, 2009; 16,369,070 and 16,311,345 shares outstanding at September 30, 2010 and December 31, 2009	17	17
Additional paid-in capital	69,109	68,011
Treasury stock, at cost —195,385 shares at September 30, 2010 and December 31, 2009	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(28,148)	(24,792)
Total stockholders' equity	40,774	43,032
Total liabilities and stockholders' equity	$ 46,642	$ 47,754

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$ (3,356)	$ (3,327)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,450	1,912
Amortization of intangible assets	50	96
Provision (recovery) for doubtful accounts	60	(47)
Stock-based compensation	1,016	780
Impairment of goodwill	0	121
Loss on disposal of equipment	0	21
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	271	536
Prepaid expenses and other current assets	297	14
Other assets	(53)	37
Accounts payable	693	344
Accrued expenses and other liabilities	283	(95)
Net cash provided by operating activities	711	392
Cash flows from investing activities:
Cash paid related to acquisition of business	(344)	(216)
Investment in capitalized software	(489)	0
Purchases of property and equipment	(1,110)	(804)
Net cash used in investing activities	(1,943)	(1,020)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	82	329
Net cash provided by financing activities	82	329
Net decrease in cash and cash equivalents	(1,150)	(299)
Cash and cash equivalents, beginning of period	36,322	37,425
Cash and cash equivalents, end of period	$ 35,172	$ 37,126

Supplemental disclosure of non-cash investing activities:
Property and equipment, included in accounts payable	$ 271	$ 26
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 159	$ 95

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP net loss	$ (1,183)	$ (689)	$ (3,356)	$ (3,327)
Stock Compensation Expense	343	287	1,016	780
Amortization Expense	14	29	50	96
Impairment of Goodwill	--	--	--	121
Severance expense	--	--	--	553
Non-GAAP net loss	$ (826)	$ (373)	$ (2,290)	$ (1,777)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.05)	$ (0.02)	$ (0.14)	$ (0.11)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,359,705	16,128,593	16,334,603	15,844,296

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow
( in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
GAAP cash flow from operating activities	$ 765	$ 657	$ 711	$ 392
Contingent purchase price payments to Mobile Collect	(116)	(95)	(344)	(216)
Investments in capitalized software	(192)	--	(489)	--
Purchases of property and equipment	(489)	(459)	(1,110)	(804)
Non-GAAP free cash flow	$ (32)	$ 103	$ (1,232)	$ (628)
CONTACT:  SoundBite Communications, Inc.
          IR Contact:
          Lynn Ricci
            781-897-2696
            lricci@SoundBite.com
          Media Contact:
          Marie Ruzzo
            781-897-2632
            mruzzo@SoundBite.com